Exhibit 99.3

ARRIS Employee Letter

To: ARRIS employees

From: Bob Stanzione

ARRIS announces its intent to acquire Pace

I am very excited to announce that ARRIS has agreed to acquire Pace plc.

Pace is a world leader in technologies, products, and services for the video and broadband industries, with 2,200 employees worldwide and $2.6B in annual revenue. We know Pace as an innovative company with a strong product line and global presence.

This announcement comes nearly two years after the historic merger of ARRIS and the Motorola Home business. The progress we’ve made over the past two years – and the results we’ve delivered – have put us in a positon to grow yet again. For that, I thank all of you.

This acquisition opens the door for ARRIS’s next phase of growth – through a broader geographic and customer footprint, newly combined complementary product offerings, and enhanced scale. It will provide us with a large-scale entry into the satellite segment. By adding Pace’s innovation and talent, we can further broaden our product portfolio in equipment, software, and services. We will also benefit from Pace’s strong presence in Latin America – one of our industry’s highest growth regions – opening up new global opportunities.

ARRIS expects that the combination will enable us to become even more responsive to meeting the needs of our customers around the world, to fuel innovation in our industry, to keep pace with the announced operator consolidations, and to create value for our shareholders.

With this merger, ARRIS will form a new entity which will be incorporated in the UK and operate globally under the ARRIS brand name. This will put New ARRIS in an even stronger, more flexible financial position. Upon closing, ARRIS will be 8,500 employees strong and will remain headquartered in Suwanee, Georgia.

This is the first step in the regulatory and shareholder approval process, and we expect to close the transaction in late 2015.

It is critical that during this review period, both ARRIS and Pace continue to operate as independent companies. There will be no change in our day-to-day operations. It is important that we all continue to stay focused on our business objectives while the transaction approval process is underway – we can’t miss a step.

We are reaching out to our customers and suppliers around the world, reinforcing our commitment to them and the exciting future we have ahead of us. If you receive any inquiries from the media, please direct them to Jeanne Russo, ARRIS Global Communications, at 215-323-1880.

I will host a brief town hall meeting on Thursday, 23 April, at 10:30 a.m. Eastern to discuss the announcement. In Suwanee, please join me in the Multipurpose Room – all other employees, please register for the webcast [link]. The town hall will be recorded.

I know you have questions, and I am committed to keeping you informed. As the review process continues, I will provide regular status updates. You can also speak with your manager, as he/she has been provided a Manager Pack with answers to the questions we can answer at this time.

Again, my sincerest thanks for putting ARRIS on this exciting growth path. We have a long road ahead, but we have great experience in joining companies and driving success.

It’s time to do it again.

Sincerely,

Bob

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.

No Offer or Solicitation

This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

This document may contain forward-looking statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to Pace or ARRIS or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of the document and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible combination will not be completed, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the possible combination, adverse effects on the market price of ARRIS shares and on ARRIS’s or Pace’s operating results because of a failure to complete the possible combination, failure to realize the expected benefits of the possible combination, negative effects relating to the announcement of the possible combination or any further announcements relating to the possible combination or the consummation of the possible combination on the market price of ARRIS shares or Pace shares, significant transaction costs and/or unknown liabilities, customer reaction to the announcement of the combination, possible litigation relating to the combination or the public disclosure thereof, general economic and business conditions that affect the combined companies following the consummation of the possible combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws or their interpretation or application, regulations, rates and policies, future business combinations or disposals and competitive developments. These factors are not intended to be an all-encompassing list of risks and uncertainties. Additional information regarding these and other factors can be found in ARRIS’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement could cause ARRIS’s plans with respect to Pace, ARRIS’s or Pace’s actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this document. ARRIS and Pace expressly disclaim any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Important Additional Information Regarding the Transaction Will Be Filed With The SEC

It is expected that the shares of New ARRIS to be issued by New ARRIS to Pace shareholders under the scheme will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof. In connection with the issuance of New ARRIS shares to ARRIS stockholders pursuant to the merger that forms a part of the combination, New ARRIS will file with the SEC a registration statement on Form S-4 that will contain a prospectus of New ARRIS as well as a proxy statement of ARRIS relating to the merger that forms a part of the combination, which we refer to together as the Form S-4/Proxy Statement.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4/PROXY STATEMENT, AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as ARRIS’s and New ARRIS’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov or at ARRIS’s website at http://ir.arris.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Form S-4/Proxy Statement and other relevant documents (when available) by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

ARRIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, and its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 9, 2015. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus when it is filed.

Pace and New ARRIS are each organized under the laws of England and Wales. Some of the officers and directors of Pace and New ARRIS are residents of countries other than the United States. As a result, it may not be possible to sue Pace, New ARRIS or such persons in a non-US court for violations of US securities laws. It may be difficult to compel Pace, New ARRIS and their respective affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

Responsibility

The directors of ARRIS accept responsibility for the information contained in this document and, to the best of their knowledge and belief (having taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and it does not omit anything likely to affect the import of such information.